Exhibit 99.1

    Boston, United States

    Sydney, Australia

    January 31, 2017 AEDT

Appendix 4C

Quarterly Report - Quarter Ended 31 December 2016

BOSTON and SYDNEY — 31 January 2017 — GI Dynamics, Inc., (ASX:GID), a medical device company that has commercialized EndoBarrier® in Europe for patients with type 2 diabetes and obesity, today announced the filing of its Quarterly Report on Appendix 4C in accordance with Rule 4.7B of the Australian Stock Exchange listing rules. The information contained in the attached Appendix 4C has been prepared in U.S. dollars under U.S. GAAP and are unaudited.

The Company’s cash balance at 31 December 2016 was $8.3 million, which includes net proceeds from the private placement completed in December 2016 of approximately $1.0 million. GI Dynamic’s cash balance at 31 December 2015 was $19.6 million. Cash used in operating activities for the three months ended 31 December 2016 was $2.3 million, down significantly from the average of the prior three quarters of 2016 of $3.3 million per quarter. Cash used in operating activities for the full fiscal year 2016 was $12.4 million.

James Murphy

CFO & Company Secretary

About GI Dynamics

GI Dynamics, Inc. (ASX:GID), is the developer of EndoBarrier, the first endoscopically-delivered device therapy approved for the treatment of type 2 diabetes and obesity. EndoBarrier is approved and commercially available in multiple countries outside the United States. EndoBarrier is not approved for sale in the United States and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

    Boston, United States

    Sydney, Australia

    January 31, 2017 AEDT

Forward-Looking Statements

This announcement contains forward-looking statements concerning our development and commercialization plans, potential revenues and revenue growth, costs, excess inventory, profitability and financial performance, ability to obtain reimbursement for our products, clinical trials and associated regulatory submissions and approvals, the number and location of commercial centers offering the EndoBarrier, and our intellectual property position. These forward-looking statements are based on GI Dynamics’ management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, risks associated with the consequences of terminating the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results. Further risks are associated with obtaining funding from third parties; the timing and costs of clinical trials; the timing of regulatory submissions; and the timing, receipt and maintenance of regulatory approvals. The timing and amount of other expenses and the timing and extent of third-party reimbursement risks associated with commercial product sales, including product performance, competition, risks related to market acceptance of products, intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity

GI Dynamics, Inc.
ABN	Quarter ended (“current quarter”)

151 239 388	31 December 2016

Consolidated statement of cash flows		Current quarter $’000 USD	Year to date (12 months) $’000 USD
1.	Cash flows from operating activities

1.1	Receipts from customers	133	610

1.2	Payments for:
	(a) research and development	(772)	(2,519)
	(b) product manufacturing and operating costs	(182)	(868)
	(c) advertising and marketing	(5)	(104)
	(d) leased assets	(1)	(2)
	(e) staff costs	(663)	(4,700)
	(f) administration and corporate costs	(1,257)	(4,113)
1.3	Dividends received (see note 3)	—	—
1.4	Interest received	6	42
1.5	Interest and other costs of finance paid	—	—
1.6	Income taxes paid	(16)	(72)
1.7	Government grants and tax incentives	—	—
1.8	Other (primarily changes in working capital)	414	(634)

1.9	Net cash from / (used in) operating activities	(2,343)	(12,360)

2.	Cash flows from investing activities
2.1	Payment to acquire:
	(a) property, plant and equipment	(15)	(94)
	(b) businesses (see item 10)	—	—
	(c) investments	—	—

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter $’000 USD	Year to date (12 months) $’000 USD
	(d) intellectual property	—	—
	(e) other non-current assets	—	—
2.2	Proceeds from disposal of:
	(a) property, plant and equipment	—	—
	(b) businesses (see item 10)	—	—
	(c) investments	—	—
	(d) intellectual property	—	—
	(e) other non-current assets	—	4
2.3	Cash flows from loans to other entities	—	—
2.4	Dividends received (see note 3)	—	—
2.5	Other (Changes in restricted cash)	120	(30)

2.6	Net cash from / (used in) investing activities	105	(120)

3.	Cash flows from financing activities

3.1	Proceeds from issues of shares	1,122	1,122
3.2	Proceeds from issue of convertible notes	—	—
3.3	Proceeds from exercise of share options	—	—
3.4	Transaction costs related to issues of shares, convertible notes or options	(144)	(144)
3.5	Proceeds from borrowings	—	306
3.6	Repayment of borrowings	(95)	(95)
3.7	Transaction costs related to loans and borrowings	—	—
3.8	Dividends paid	—	—
3.9	Other (provide details if material)	—	—

3.10	Net cash from / (used in) financing activities	883	1,189

4.	Net increase (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	9,662	19,590
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(2,343)	(12,360)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	105	(120)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	883	1,189

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter $’000 USD	Year to date (12 months) $’000 USD
4.5	Effect of movement in exchange rates on cash held	2	10

4.6	Cash and cash equivalents at end of quarter	8,309	8,309

5.	Reconciliation of cash and cash equivalents

	at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current Quarter $’000 USD	Previous Quarter $’000 USD

5.1	Bank balances	1,965	2,420

5.2	Call deposits	6,344	7,242

5.3	Bank overdrafts

5.4	Other (provide details)

5.5	Cash and cash equivalents at the end of quarter (should equal item 4.6 above)	8,309	9,662

6.	Payments to directors of the entity and their associates		Current quarter $’000 USD

6.1	Aggregate amount of payments to these parties included in item 1.2		92

6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3		—

6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

	Payments represent directors’ fees paid to non-executive directors ($92) for services provided during the fourth quarter of 2016.

7.	Payments to related entities of the entity and their associates		Current quarter $’000 USD

7.1	Aggregate amount of payments to these parties included in item 1.2		336

7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3		—

7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

	Expenses incurred at wholly-owned subsidiaries of GI Dynamics.

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

8.	Financing facilities available Add notes as necessary for an understanding of the current position	Total facility amount at quarter end $’000 USD	Amount drawn at quarter end $’000 USD

8.1	Loan facilities

8.2	Credit standby agreements		150

8.3	Other (please specify)

8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

	Represents a standby letter of credit in support of the lease at our former 25 Hartwell Ave. Lexington, MA facility

9.	Estimated cash outflows for next quarter		$’000 USD

9.1	Research and development		697

9.2	Product manufacturing and operating costs		164

9.3	Advertising and marketing		5

9.4	Leased assets		1

9.5	Staff costs		599

9.6	Administration and corporate costs		1,135

9.7	Other (provide details if material)		—

9.8	Total estimated cash outflows		2,600

10.	Acquisitions and disposals of business entities (items 2.1 (b) and 2.2 (b) above)	Acquisitions	Disposals
10.1	Name of entity	N/A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 31 January 2017
(Director/Company secretary)

Print name:	James Murphy

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

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